Exhibit 1.1

EXECUTION VERSION

TANDEM DIABETES CARE, INC.

(a Delaware corporation)

4,630,000 Shares of Common Stock

and

Series A Warrants to Purchase up to 4,630,000 Shares of Common Stock

Series B Warrants to Purchase up to 4,630,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  October 13, 2017

Exhibit 1.1

TANDEM DIABETES CARE, INC.

(a Delaware corporation)

4,630,000 Shares of Common Stock

and

Series A Warrants to Purchase up to 4,630,000 Shares of Common Stock

Series B Warrants to Purchase up to 4,630,000 Shares of Common Stock

UNDERWRITING AGREEMENT

October 13, 2017

Oppenheimer & Co. Inc.

as Representative of the several Underwriters

c/o Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor
New York, NY 10004

Ladies and Gentlemen:

Tandem Diabetes Care, Inc., a Delaware corporation (the "Company"), confirms its agreement with Oppenheimer & Co. Inc. ("Oppenheimer") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Oppenheimer is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of (x) shares (the "Shares") of Common Stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedule A hereto, (y) Series A warrants to purchase up to an aggregate of 4,630,000 shares of Common Stock (the "Series A Warrants") and (z) Series B warrants to purchase up to an aggregate of 4,630,000 shares of Common Stock (the "Series B Warrants" and  together with the Series A Warrants, the "Warrants") set forth in Schedule A hereto.  Each Share is being sold together with one Series A Warrant and one Series B Warrant each to purchase one Warrant Share (as defined below). The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the "Warrant Shares." The Shares, the Warrants and the Warrant Shares are collectively referred to as the "Securities."  The Shares and the Warrants will be issued separately, but will be purchased together in the offering.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S‑3 (Filing No. 333-200686), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (the "1933 Act Regulations").  Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations ("Rule 430B"), is referred to herein as the "Registration Statement;" provided, however, that the "Registration Statement" without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares and Warrants, which time shall be considered the "new effective date" of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  If the Company has filed an abbreviated registration statement to register additional Shares and Warrants pursuant to Rule 462(b) under the 1993 Act Regulations (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a "preliminary prospectus."  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations ("Rule 424(b)").  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the "Prospectus."  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)("EDGAR").

As used in this Agreement:

"Applicable Time" means 8:15 A.M., New York City time, on October 13, 2017 or such other time as agreed by the Company and the Representative.

"General Disclosure Package" means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

"Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), including without limitation any "free writing prospectus" (as defined in Rule 405 of the 1933 Act Regulations ("Rule 405")) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

"Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a "bona fide electronic road show," as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

"Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

"Testing-the-Waters Communication" means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

"Written Testing-the-Waters Communication" means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.Representations and Warranties.

(a)Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i)Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

(ii)Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Limited Use Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the statements relating to the concession under the heading "Underwriting—Discounts and Commissions" and under the heading "Underwriting—Price Stabilization" in each case contained in the Prospectus (collectively, the "Underwriter Information").

(iii)Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)Testing-the-Waters Materials.  The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.

(v)Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the

Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)Emerging Growth Company Status.  From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an "emerging growth company," as defined in Section 2(a) of the 1933 Act (an "Emerging Growth Company").

(vii)Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii)Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments.  The supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein in accordance with GAAP.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(ix)No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi)Subsidiaries.  The Company has no subsidiaries.

(xii)Capitalization.  The authorized and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption "Description of Capital Stock" (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (C) pursuant to the exercise of convertible securities, warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non‑assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)Authorization of Agreement.  This Agreement have been duly authorized, executed and delivered by the Company.

(xiv)Authorization and Description of Securities.  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; the Warrants to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, executed and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, duly executed and delivered and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; the Warrant Shares have been duly authorized for issuance pursuant to the Warrants and, when issued and delivered by the Company pursuant to the Warrants against payment of the consideration set forth therein, will be validly issued and fully paid and non‑assessable; and the issuance of the Securities is not and will not be subject to the preemptive or other similar rights of any securityholder of the Company.  The Company has reserved and kept available upon the exercise of the Warrants such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants. The Common Stock and the Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xv)Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvi)Absence of Violations, Defaults and Conflicts.  The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties or assets of the Company is subject (collectively, "Agreements and Instruments"), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a "Governmental Entity"), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (ii), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xvii)Absence of Labor Dispute.  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii)Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the "FDA")) now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xix)Accuracy of Exhibits.  There are no contracts or documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. ("FINRA") .

(xxi)Title to Property.  The Company has good and marketable title to all real property owned by it and good title to all personal properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)Possession of Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company owns all right, title and interest in or otherwise has the right to use all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, including applications for any of the foregoing, and other intellectual property rights (collectively, "Intellectual Property") that is necessary for, used or held for use in, or otherwise exploited in connection with, the conduct of the business now operated by them ("Company Intellectual Property"), and (B) to the Company’s knowledge, the Company is not infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any third party. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (A) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any respect, (B) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Company Intellectual Property in any respect, (C) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Company Intellectual Property that is necessary to its business (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property), (D) to the Company’s knowledge, the Company is in compliance with the U.S. Patent and Trademark Office’s duty of candor and disclosure for patent applications within the Company Intellectual Property filed in the United States and have made no material misrepresentation in connection with such patent applications, and (E) the Company has taken reasonable measures to protect, maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

(xxiii)Intellectual Property Licenses.  All licenses for the use of the Intellectual Property described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the Company and, to the knowledge of the Company, the other parties thereto, in accordance with the terms of each such license, except as may be limited by bankruptcy, insolvency or other similar laws. The Company has complied in all material respects with, and is not in breach and, except as would not be expected to have a Material Adverse Effect, has not received any written asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license.

(xxiv)Possession of Licenses and Permits.  The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company has not received any written notice of either proceedings or facts that would reasonably be expected to result in proceedings that remain outstanding or unresolved, relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxv)FDA Compliance.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances applicable to the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company ("Applicable Laws"), except as could not reasonably be expected to result in a Material Adverse Effect, (B) has not received any FDA Form 483 notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"), (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and is not in violation of any term of any such Authorizations, (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or

Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission.

(xxvi)Clinical Studies.  The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company ("Company Studies") were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any other studies, tests or trials the results of which the Company believes reasonably call into question the Company Studies when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any Company Studies.

(xxvii)Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xxviii)Compliance with Health Care Laws.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company, nor the Company’s business operations, is in violation of any Health Care Laws. For purposes of this Agreement, "Health Care Laws" means (A) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a) and the regulations promulgated pursuant to such statutes, (B) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws, (C) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, (D) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder, (E) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto, (F) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies and (G) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (A) through (G) as may be amended from time to time.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity alleging that any product, operation or activity is in violation of any applicable Health Care Law or permit and has no knowledge that any such Governmental Entity is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any permits and has no knowledge that any such Governmental Entity is considering such action, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.

(xxix)Compliance with Occupational Laws.  The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"), (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxx)Compliance with ERISA. Other than as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no "employee benefit plan" (as defined in Section 3(3) of ERISA), for which the Company would have any liability (whether absolute or contingent) (each a "Plan") has experienced a failure to satisfy the "minimum funding standard" (as defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) or any similar minimum funding failure event with respect to any Plan (other than a Plan that under applicable law is required to be funded by a trust or funding vehicle maintained exclusively by a governmental authority) that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens; (ii) there currently are no proceedings under Section 4042 of ERISA by the Pension Benefit Guaranty Corporation for the termination of, or the appointment of a trustee to administer, any Plan, nor are any such proceedings currently likely to occur; (iii) no Plan is, or is expected to be, in "at risk" status  (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (iii) each Plan is in compliance in all respects with applicable law, including, without limitation,

ERISA and the Code; (iv) other than in the ordinary course, neither the Company nor any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the Code has incurred or reasonably expects to incur any liability with respect to any Plan (A) under Title IV of ERISA or (B) in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and except, on a case by case basis, limited extensions of health insurance benefits (for a period of no more than 18 months post-employment) to former employees receiving severance payments from the Company; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or is in the process of being submitted to the Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. The Company is not, and has not been at any time during the last three years, a party to any collective bargaining agreement or other labor agreement with respect to employees of the Company. There are no pending, or, to the best of the Company’s knowledge, threatened, activities or proceedings by any labor union or similar entity to organize any employees of the Company other than as would not reasonably be expected to have a Material Adverse Effect. No labor dispute with or labor strike, work stoppage or other material labor disturbance by the employees of the Company exists or to the Company’s knowledge is imminent.

(xxxi)Accounting Controls and Disclosure Controls.  The Company maintains effective internal control over financial reporting (as defined under Rule 13a‑15 and 15d‑15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a‑15 and Rule 15d‑15 under the 1934 Act Regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii)Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)Payment of Taxes.  All U.S. federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments, if any, as are being contested in good faith or will be timely contested in good faith and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith or will be timely contested in good faith and as to which adequate reserves have been established by the Company or as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxiv)Insurance.  The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  The Company has not been denied any insurance coverage which it has sought or for which it has applied in the prior two years.

(xxxv)Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the proceeds therefrom (including any cash exercise of the Warrants) as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

(xxxvi)Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Warrants or to result in a violation of Regulation M under the 1934 Act.

(xxxvii)Foreign Corrupt Practices Act.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the

Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix)OFAC.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company is an individual or entity ("Person") currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control ("OFAC"), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xl)Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli)Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii)Maintenance of Rating.  The Company has no debt securities or preferred stock that is rated by any "nationally recognized statistical rating agency" (as that term is defined in Section 3(a)(62) of the 1934 Act).

(b)Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to each Underwriter as to the matters covered thereby.

SECTION 2.Sale and Delivery to Underwriters; Closing.

(a)Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share and warrant set forth in Schedule A, that number of Shares and Warrants set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares and Warrants which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares and warrants.

(b)[Intentionally Left Blank.]

(c)Payment.  Payment of the purchase price for, and delivery of certificates for, the Shares and Warrants shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York, 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares and Warrants to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares and Warrants which it has agreed to purchase.  The Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares and Warrants to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares and Warrants as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations ("Rule 172"), would be) required by the 1933 Act to be delivered in connection with sales of the Shares and Warrants, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(d)Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the

1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares and Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under "Use of Proceeds."

(h)Listing.  The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares and Warrant Shares) on the Nasdaq Global Market.

(i)Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares and Warrants to be sold hereunder and the Warrant Shares to be issued and sold upon exercise of the Warrants, (B) any shares of Common Stock issued by the Company upon the exercise of options or warrants, or the conversion of other securities outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any equity awards granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) beginning on the 60h  day of the Lock-Up Period, offers and sales of shares of Common Stock pursuant to the “at-the-market” offering previously announced by the Company and conducted pursuant to the Registration Statement (the “ATM Offering”) in an amount not to exceed the amount of gross proceeds remaining available for offer and sale thereunder, (E) beginning on December 15, 2017, the filing by the Company of (i) one “shelf” registration statement on Form S-3 under the Securities Act or any amendments thereto (the “New Shelf Registration Statement”), which may be filed as an extension of the Registration Statement or a new registration statement, in the Company’s sole discretion, provided that no offers or sales of shares of Common Stock, or any securities convertible, exercisable or exchangeable for Common Stock, under the New Shelf Registration Statement shall be permitted during the Lock-Up Period and (ii) one registration statement under the Securities Act or any amendments thereto for the registration solely of the issuance of the Warrant Shares (and any other shares of Common Stock as may be issuable with respect to the Warrants as a result of the anti-dilution provisions contained in the Warrants)  and (F) issuances of up to 500,000 shares of Common Stock, or any securities convertible, exercisable or exchangeable for Common Stock, issued by the Company in connection with the acquisition of businesses, technologies, assets or Intellectual Property of another entity, provided that, in each case, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the recipient of such securities.

(j)Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus," or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an "issuer free writing prospectus," as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares and Warrants within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

SECTION 4.Payment of Expenses.

(a)Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Warrants to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares and Warrants to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent, warrant agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Shares and Warrants, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging, and commercial airfare expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares and Warrants, (ix) the reasonable and documented out-of-pocket expenses of the Underwriters in connection with the offering of the Shares and Warrants, including reasonable out-of-pocket fees and disbursements of counsel for the Underwriters, and reasonable allocation of database, courier and communication costs; provided, however, that the legal fees to be reimbursed to the Underwriters pursuant to this clause (ix), taken together with the legal fees described in clauses (v) and (viii) above, shall not be in excess of $125,000, (x) the fees and expenses incurred in connection with the listing of the Shares and Warrant Shares on the Nasdaq Global Market, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares and Warrants made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 10 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5.Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Company and counsel to the Underwriters.

(b)Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, the form of which is attached as Exhibit A, together with signed or reproduced copies of such letter for each of the other Underwriters to the extent requested.

(c)Opinion of Special Patent Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special patent counsel for the Company, the form of which is attached as Exhibit B, together with signed or reproduced copies of such letter for each of the other Underwriters to the extent requested.

(d)Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters to the extent requested.

(e)Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)CFO Certificate.  At the time of the execution of this Agreement, the Representative shall have received from the Company's Chief Financial Officer a certificate, dated such date, in form and substance satisfactory to the Representative containing representations with respect to certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)Bring-down CFO Certificate.  At the Closing Time, the Representative shall have received from the Company's Chief Financial Officer a certificate, dated as of the Closing Time, to the effect that he affirms the statements made in the certificate furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)Approval of Listing.  At the Closing Time, the Shares and Warrant Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(k)No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares and Warrants.

(l)Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(m)[Intentionally Left Blank].

(n)Additional Documents.  At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.Indemnification.

(a)Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate")), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representative), reasonably incurred in investigating,

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)

Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)

Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares and Warrants pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares and Warrants pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares and Warrants pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares and Warrants as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares and Warrants underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares and Warrants.

SECTION 9.Termination of Agreement.

(a)Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares and Warrants, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT LLC, the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares and Warrants which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24‑hour period, then:

(i)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11.Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: General Counsel; notices to the Company shall be directed to it at 11045 Roselle Street, San Diego, CA 92121, attention of General Counsel (facsimile:  (858) 362-7070).

SECTION 12.No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Shares and Warrants pursuant to this Agreement, including the determination of the public offering price of the Shares and Warrants and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares and Warrants from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provisions of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.Entire Agreement.  This Agreement supersedes all prior agreements and understanding (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[Remainder of the page intentionally left blank; signature pages follow]

Exhibit 1.1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

TANDEM DIABETES CARE, INC.

By	Kim Blickenstaff Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Exhibit 1.1

CONFIRMED AND ACCEPTED,
as of the date first above written:

OPPENHEIMER & CO. INC.

By /s/ Eric Helenek

Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

761795-4-112-v6.1	80-40647928

SCHEDULE A

The public offering price per share and related Warrants shall be $3.50.

The purchase price per share and related Warrants to be paid by the several Underwriters shall be $3.2725, being an amount equal to the public offering price set forth above less $0.2275 per share and related Warrants.

Name of Underwriter	Number of Shares, Series A Warrants and Series B Warrants

Oppenheimer & Co. Inc.	3,704,000
National Securities Corporation	926,000

Total	4,630,000

761795-4-112-v6.1	A-1	80-40647928

SCHEDULE B-1

Pricing Terms

1.	The Company is selling 4,630,000 shares of Common Stock.
2.	The Company is selling 4,630,000 Series A Warrants to purchase 4,630,000 shares of Common Stock.
3.	The Company is selling 4,630,000 Series B Warrants to purchase 4,630,000 shares of Common Stock.
4.	The public offering price per share and related Warrants shall be $3.50.
5.	The Series A Warrant exercise price shall be $3.50 per share.
6.	The Series B Warrant exercise price shall be $3.50 per share.

SCHEDULE B-2

Free Writing Prospectuses

1.	None.

761795-4-112-v6.1	B-1-1	80-40647928

SCHEDULE C

List of Persons and Entities Subject to Lock-up

1.	Delphi BioInvestments VIII, L.P.
2.	Delphi Ventures VIII, L.P.
3.	HLM Venture Partners II, L.P.
4.	TPG Biotechnology Partners III, L.P.
5.	Dick P. Allen
6.	Edward L. Cahill
7.	Kim D. Blickenstaff
8.	Howard E. Greene, Jr.
9.	Douglas A. Roeder
10.	Fred E. Cohen
11.	Christopher J. Twomey
12.	Susan M. Morrison
13.	John F. Sheridan
14.	David B. Berger
15.	John Cajigas
16.	Brian B. Hansen

761795-4-112-v6.1	C-1	80-40647928

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a Material Adverse Effect.  The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

2.The Company has an authorized and issued and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption "Description of Securities We Are Offering" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus), and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  All of the shares of capital stock of the Company outstanding immediately prior to the consummation of the transactions contemplated by the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

3.The Shares being sold by the Company have been duly authorized and, when duly countersigned by the Company’s Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.  The form of certificate used to evidence the Shares complies as to form with any applicable requirements of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, the applicable provisions of the Delaware General Corporation Law, and with the applicable rules of the Nasdaq Global Market.

4.The Company has the corporate power and authority to execute and deliver the Warrants and perform its obligations thereunder.  The Warrants being sold by the Company have been duly authorized by all necessary corporate action on the part of the Company and, when executed, authenticated, issued and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly executed and delivered by the Company and legally binding and valid obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

5.The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by the Company and when issued and delivered against payment therefor pursuant to the Warrants, will be validly issued, fully paid and non-assessable.

6.Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is, to our current actual knowledge, no action, suit or proceeding pending or threatened against the Company or its properties or assets in any court or before any Governmental Entity (a) which

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seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Underwriting Agreement or any of the transactions contemplated thereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

7.The Company has full corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder.  The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

8.The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the net proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") do not and will not whether with or without the giving of notice or lapse of time or both (a) result in the violation by the Company of any statute or any rule (other than state or foreign securities or "blue sky" laws, as to which we express no opinion), order or regulation of any Governmental Entity having jurisdiction over the Company known to us to which the Company is bound, (b) conflict with or result in a default by the Company under its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as currently in effect, or (c) conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument filed as an exhibit to the Registration Statement.

9.No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of the Underwriting Agreement and consummation by the Company of the transactions on its part contemplated thereunder, including the offering, issuance, sale and delivery of the Securities, other than (a) such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which we express no opinion), (b) such as have been made or obtained under the 1933 Act and the 1933 Act Regulations, (c) the clearance of the offering by FINRA and (d) such other consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

10.There are no preemptive or other similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, the Securities pursuant to (a) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect or (b) any agreement or other instrument known to us, except for such rights thereunder as have been duly waived.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act except for such rights as have been duly waived.

11.All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company is a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

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12.Those statements in the Registration Statement, the General Disclosure Package, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 under the caption "Risk Factors—Risks Relating to our Business and our Industry" and the Prospectus under the captions "Risk Factors—Risks Relating to our Business and our Industry—Our products and operations are subject to extensive governmental regulation, and failure to comply with applicable requirements could cause our business to suffer," "Risk Factors—Risks Relating to our Business and our Industry—A recall of our products, or the discovery of serious safety issues with our products, could have a significant negative impact on us," "Business—Third-Party Reimbursement," "Business—Government Regulation," "Description of the Securities We Are Offering," "Description of Capital Stock," "Description of Warrants," and "Certain U.S. Federal Income Tax Considerations Applicable to Holders of Common Stock and Warrants" and in Item 15 of the Registration Statement, insofar and to the extent that such statements constitute (i) a summary of matters of law or legal conclusions, (ii) a summary of provisions of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as currently in effect, or (iii) a summary of agreements or instruments of the Company as referred to therein, have each been reviewed by us and fairly present and summarize, in all material respects, such legal matters or legal conclusions, provisions of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as currently in effect, or such agreements or instruments of the Company as referred to therein, as applicable.  We can advise you supplementally as a matter of fact and not as an opinion that those statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption "Legal Proceedings," insofar and to the extent that such statements constitute a summary of legal proceedings, have been reviewed by us and fairly present and summarize, in all material respects, such legal proceedings.

13.The Registration Statement has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; the Rule 462(b) Registration Statement became effective on filing; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

14.The Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (except for the financial statements and schedules, and the financial data derived therefrom, included therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

15.The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and schedules, and the financial data derived therefrom, included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

16.The Company is not, and upon consummation of the issuance and sale of the Securities pursuant to the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an "investment company" within the meaning of that term under the 1940 Act, as amended, and the rules and regulations of the Commission thereunder.

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In connection with our participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein (except with respect to paragraphs 11 and 12 above), and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except with respect to paragraphs 11 and 12 above).  However, on the basis of our examination of the Registration Statement, the General Disclosure Package and the Prospectus and our participation in conferences with certain officers of the Company, its independent public accountants and representatives of the Underwriters and the Underwriters’ counsel in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we can advise you supplementally as a matter of fact and not as an opinion that nothing has come to our attention which would lead us to believe that (i) the Registration Statement, including any information deemed to be part thereof pursuant to Rule 430B, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  However, we are not expressing any belief as to the financial statements and the notes thereto or the schedules or other financial data contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

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Exhibit B

FORM OF OPINION OF COMPANY’S SPECIAL PATENT COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i)To our knowledge, the Company is the sole owner of record of each of the patents listed on Schedule I hereof (the "U.S. Patents") and each of the patent applications listed on Schedule II hereof (the "U.S. Applications").  To our knowledge, there are no pending claims asserted against the Company by any third parties to any ownership interest in any of the U.S. Patents or U.S. Applications.

(ii)To our knowledge, the Company is the sole owner of (i) each of the foreign patents listed on Schedule III hereof (the "Non-U.S. Patents") (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the "Patents") and (ii) each of the foreign patent applications listed on Schedule IV hereof (the "Non-U.S. Applications") (collectively, the U.S. Applications and the Non‑U.S. Applications are referred to herein as the "Applications").  To our knowledge, there are no pending claims asserted against the Company by any third parties to any ownership interest in the Non‑U.S. Patents or Non-U.S. Applications.

(iii)To our knowledge, the statements in the Registration Statement, the General Disclosure Package and the Prospectus under "Risk Factors – Risks Related to our Intellectual Property and Potential Litigation" and "Business – Intellectual Property" (collectively the "IP Portions"), solely to the extent that such statements relate to patents, patent applications, and patent rights of the Company, fairly present, to the extent required by the 1933 Act, in all material respects the legal matters, documents and proceedings relating to such Patents and Applications described therein.

(iv)We are not aware of any facts that have caused us to conclude that (a) the Company lacks any rights to use any material patents, if any, necessary to the conduct of its business as now conducted by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) the Company lacks clear title to the Patents and Applications, (c) any of the Patents are invalid or unenforceable; (d) the Company is infringing a valid patent of a third party, (e) the Company has failed to comply with the United States Patent and Trademark Office duty of candor and disclosure for each of the U.S. Patents, or (f) there are any material defects of form in the preparation or filing of the Applications, in each case, which would result in a material adverse effect on the Company.

(v)To our knowledge, there is no pending or overtly threatened action, suit, or proceeding, against the Company before any court or tribunal of competent jurisdiction based on allegations that the Company is infringing or otherwise violating any patents, copyrights, trade secrets, know-how or other proprietary rights of a third party and of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as required by the 1933 Act.

(vi)To our knowledge, there is no pending or overtly threatened action, suit, or proceeding against the Company before any court, tribunal or the United States Patent and Trademark Office challenging the validity or scope of the Patents of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as required by the 1933 Act.

(vii)To our knowledge, there is no infringement by any third party of the Patents, trade secrets, know how or other proprietary rights owned by the Company.

(viii)We have reviewed the IP Portions of the Registration Statement, the General Disclosure

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Package and the Prospectus.  In connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have participated in certain conferences with officers and other representatives of the Company not including its certified public accountants, as well as with representatives of the Underwriters and their counsel.  At such conferences, the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except with respect to paragraph (iii) above.  On the basis of the foregoing, no facts have come to our attention that have caused us to believe that the information regarding the Patents and Applications of the Company included in the IP Portions of (a) the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact with respect to the Patents and Applications or omitted to state a material fact with respect to the Patents and Applications required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact with respect to the Patents and Applications or omitted or omits to state a material fact with respect to the Patents and Applications necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact with respect to the Patents and Applications or omitted to state any material fact with respect to the Patents and Applications necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

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[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(j)]

[●], 2017

Oppenheimer & Co. Inc.,
as Representative of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o Oppenheimer & Co. Inc.,
85 Broad Street, 23rd Floor
New York, NY 10004

Re:Proposed Public Offering by Tandem Diabetes Care, Inc.

Dear Sirs:

The undersigned understands that Oppenheimer & Co. Inc. (the "Representative") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Tandem Diabetes Care, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Offering") of shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") and/or warrants (the "Warrants") to purchase shares of Common Stock (the "Warrant Shares," and together with the Shares and the Warrants, to the extent applicable, the "Securities").  In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriters to be named in the Underwriting Agreement (collectively, the "Underwriters") that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the final prospectus used to offer and sell Securities in the Offering pursuant to the Underwriting Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Securities, including any shares of the Common Stock, the Warrants, the Warrant Shares or any other securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement on substantially the same terms set forth in this Agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value (other than those described below in (i) and (vii)), (3) in the case of clauses (ii) through (vi) below, such transfers that result in a reduction of beneficial ownership of the Lock-Up Securities are not required to be reported with the Securities and Exchange Commission (the "SEC") on Form 4 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (4) the undersigned does not otherwise

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voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Lock-Up Period):

(i)	as sales to the Underwriters pursuant to the Underwriting Agreement; or
(ii)	as a bona fide gift or gifts; or
(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or
(iv)	to the legal representatives or a member of the immediate family of the undersigned by will or intestate succession; or
(v)	if the undersigned is an entity, as a distribution to the limited partners, members, trust beneficiaries or stockholders of the undersigned; or
(vi)	to the undersigned's affiliates, or to any investment fund or other entity controlled or managed by, directly or indirectly, or under common control or management with, the undersigned; or
(vii)

pursuant to a bona fide third party tender offer for all or substantially all of the outstanding shares of Common Stock, merger, consolidation or other similar transaction made to all holders of Securities involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Agreement.

For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions shall not apply to the exercise (including a net or cashless exercise) of stock options granted pursuant to the Company's equity incentive plans (as they existed as of the date of this Agreement), provided that they shall apply to any of the Lock-Up Securities issued upon such exercise.

The foregoing restrictions shall not apply to the transfer of the Lock-Up Securities to the Company for the surrender or forfeiture of shares of Common Stock to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, if and only if (i) such surrenders or forfeitures are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures.

The foregoing restrictions shall not apply to the sale of shares of Common Stock purchased by the undersigned on the open market following the Offering, if and only if (i) such sales are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a "Plan") that is designed to comply with Rule 10b5-1 under the Exchange Act, provided that, prior to the expiration of the Lock-Up Period, (i) no sales of the Lock-Up Securities shall be made pursuant to such a Plan, (ii) no public announcement of the establishment or existence of the Plan is required to be reported in any public report or filing with the SEC, or otherwise, and (iii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or existence of the Plan. In

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addition, the foregoing restrictions shall not apply to any shares sold pursuant to a Plan that complies with Rule 10b5-1 under the Exchange Act that is already in effect on the date hereof, provided that such Plan shall not be amended during the Lock-Up Period.

The Representative agrees (on behalf of the Underwriters) that, if and to the extent it releases any officer or director of the Company, or any Major Holder (as defined below) (in each case, when released, a "Releasee"), from any existing lock-up restriction with respect to any securities of the Company having a fair market value in excess of $100,000 in the aggregate (whether in one or multiple releases), then, to the extent the undersigned is a Major Holder (as defined below), this Agreement shall be automatically modified without further action to release a portion of the shares of Common Stock held by such Major Holder (on a pro rata basis with all other record or beneficial holders of similarly restricted securities of the Company based on the maximum percentage of shares held by any such record or beneficial holder being released from such holder's lock-up agreement) from the restrictions imposed by this Agreement so that the restrictions of this Agreement are no less favorable to the undersigned than the agreement applicable to the Releasee, provided the foregoing automatic modification of this Agreement shall not apply if the Representative released the Releasee to accommodate a financial hardship (as determined in the sole discretion of the Representative). For purposes of this Agreement, each of the following persons is a "Major Holder": each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of capital stock of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of capital stock held by investment funds affiliated with such stockholder shall be aggregated).  To the extent the undersigned is a Major Holder, the Company shall, upon any such automatic modification of this Agreement, notify the undersigned of such modification in writing as promptly as reasonably practicable and in any event at least 12 hours prior to the open of the trading markets on the date such waiver, termination or suspension is to take effect.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Offering is not completed by December 31, 2017.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

761795-4-112-v6.1	Exh. B-5	80-40647928

Very truly yours,

Signature:

Name:

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